EXHIBIT 16

                   USALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                POWER OF ATTORNEY -- N-14 REGISTRATION STATEMENT

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Lockhart, Jeffrey W. Kletti, and Stewart D. Gregg, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-14 of USAllianz Variable Insurance Products Trust (the "Trust"), relating to the combination of three series of the Trust with and into other series of the Trust and two series of the Trust into series of PIMCO Variable Insurance Trust, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

         Signature                Title                               Date

/s/ CHRISTOPHER PINKERTON        Chairman and Trustee           July 16, 2002
-------------------------
Christopher Pinkerton

/s/ HARRISON CONRAD               Trustee                        May 29, 2002
-------------------
Harrison Conrad

/s/ ROGER A. GELFENBIEN           Trustee                        May 29, 2002
-----------------------
Roger A. Gelfenbien

/s/ ARTHUR C. REEDS III           Trustee                         May 29, 2002
-----------------------
Arthur C. Reeds III